Exhibit 10.14

CONFIDENTIAL

AMENDMENT TO LETTER AGREEMENT

This AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made and entered into as of [__], 2025, by and among (i) Cantor Equity Partners, Inc., a Cayman Islands exempted company (the “Company”), (ii) Cantor EP Holdings, LLC, a Delaware limited liability company (the “Sponsor”) and (iii) Twenty One Capital, Inc., a Texas corporation (“Pubco”), and amends that certain letter agreement, dated as of August 12, 2024, by and among the Company, the Sponsor and the other parties thereto (the “Original Agreement” and, as amended by this Amendment, the “Letter Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement and, if such term is not defined in the Original Agreement, then in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, pursuant to the Original Agreement, the Sponsor agreed, among other matters, to certain transfer restrictions with respect to the Founder Shares;

WHEREAS, on April 22, 2025, (a) the Company, (b) Pubco, (c) Twenty One Assets, LLC, a Delaware limited liability company (“Twenty One”), (d) Twenty One Merger D, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (e) Tether Investments, S.A. de C.V., an El Salvador sociedad anónima de capital variable (“Tether”), (f) iFinex, Inc., a British Virgin Islands company, and (g) solely for limited purposes, Stellar Beacon, a Delaware limited liability company (“SoftBank”), entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, including by Amendment No. 1, dated July 26, 2025, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters, upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) the Company will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving entity (the “SPAC Merger”) and the Company’s shareholders receiving one share of Pubco Class A Stock for each Class A ordinary share, par value $0.0001 per share, of the Company held by such shareholder; (b) Twenty One will merge with and into Company Merger Sub, with Company Merger Sub continuing as the surviving entity (the “Twenty One Merger,” and together with SPAC Merger, the “Mergers”) and members of Twenty One receiving shares of Pubco Stock in exchange for their membership interests of Twenty One in accordance with the Business Combination Agreement; and (c) as a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), among other matters, SPAC Merger Sub and Company Merger Sub will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company;

WHEREAS, on October 16, 2025, the Sponsor and Tether entered into that certain Sale and Purchase Agreement (“Cantor SPA”) where, subject to the terms and conditions thereof, Tether agreed to sell and the Sponsor agreed to purchase 500,000 shares of Pubco Class A Stock (“Cantor F&F Shares”) at the Closing;

WHEREAS, the parties hereto desire to amend the Original Agreement (a) to add Pubco as a party to the Letter Agreement, (b) to revise the terms thereof in order to reflect the transactions contemplated by the Business Combination Agreement, including the issuance of Pubco Stock in exchange for the Company’s ordinary shares, and (c) to amend the terms of the lock-up set forth in Section 7 of the Original Agreement; and

WHEREAS, pursuant to paragraph 13 of the Original Agreement, the Original Agreement can be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of Pubco as a Party to the Letter Agreement. The parties hereto hereby agree to add Pubco as a party to the Letter Agreement. The parties further agree that, from and after the Closing, (a) all of the rights and obligations of the Company under the Letter Agreement shall be, and hereby are, assigned and delegated to Pubco as if it were the original “Company” party thereto, and (b) all references to the “Company” under the Letter Agreement relating to periods from and after the Closing shall instead be a reference to Pubco. By executing this Amendment, Pubco hereby agrees to be bound by and subject to all of the terms and conditions of the Letter Agreement from and after the Closing as if it were the original “Company” party thereto.

2. Amendments to the Original Agreement. The parties hereto hereby agree to the following amendments to the Original Agreement effective upon the Closing:

(a) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Letter Agreement as if they were set forth herein.

(b) From and after the Closing, (i) the terms “Ordinary Shares”, “Class A Ordinary Shares”, “Class B Ordinary Shares” and “Founder Shares,” as used in the Letter Agreement shall include any and all shares of Pubco Class A Stock into which any such securities shall convert in the SPAC Merger, and (ii) the term “Private Placement Shares” shall include any and all shares of Pubco Class A Stock into which such securities will convert in the SPAC Merger (in each case, together with any other securities of Pubco or any successor entity issued in consideration of, including as a stock split, dividend or distribution, or in exchange for, any of such securities).

(c) Section 7(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(a) The Sponsor agrees, that it shall not Transfer any Founder Shares or Cantor F&F Shares during the period (the “Founder Shares Lock-up Period”) commencing from the Closing Date and ending on the earlier of (A) the six (6) month anniversary of the Closing Date the “Anniversary Release”); provided that, in the event the S-1 registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) by Pubco to register the sale of the Pubco Class A Stock underlying the convertible notes issued by Pubco at the Closing (the “Registration Statement”) has not been declared effective on or prior to the Anniversary Release, then the Anniversary Release will be deemed to be the date such Registration Statement is declared effective by the SEC and (B) the date on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Pubco Stock for cash, securities or other property.”

(d) Effective upon the Closing, Section 7(c) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Notwithstanding the provisions set forth in Sections 7(a) and 7(b), Transfers of Founder Shares, Cantor F&F Shares or Private Placement Shares (collectively, the “Restricted Securities”) that are held by the Sponsor (and that comply with this Section 7(c)) are permitted: (i) in the case of an entity, transfers (A) to another entity that is an Affiliate of the Sponsor, (B) as part of a distribution to members, partners or stockholders of the Sponsor and (C) to officers or directors of the Sponsor, any Affiliate or family member of any of the Sponsor’s officers or directors, or to any members, officers, directors or employees of the Sponsor or any of its Affiliates; (ii) in the case of an individual, transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an Affiliate of such person; (iii) to a charitable organization; (iv) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (v) in the case of an individual, transfers pursuant to a qualified domestic relations order; (vi) in the case of an entity, transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (vii) transfers to satisfy any U.S. federal, state, or local income tax obligations of the Sponsor (or its direct or indirect owners) to the extent necessary to cover any tax liability as a direct result of the Transactions; or (viii) in the form of a pledge of Restricted Securities in a bona fide transaction as collateral to secure obligations pursuant to lending or other financing arrangements between the Sponsor (or its Affiliates), on the one hand, and a third party, on the other hand, for the benefit of the Sponsor and/or its Affiliates; provided, however, that during the Founder Share Lock-Up Period such third party shall not be permitted to foreclose upon such Restricted Securities or otherwise be entitled to enforce its rights or remedies with respect to the Restricted Securities, including, without limitation, the right to vote, transfer or take title to or ownership of such Restricted Securities; provided, however, that it shall be a condition to any transfer pursuant to clauses (i) through (viii) above that the permitted transferee executes and delivers to Pubco an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Letter Agreement applicable to the Sponsor, and there shall be no further Transfer of such Restricted Securities except in accordance with the provisions of Section 7 of this Letter Agreement. The Sponsor further agrees to execute such agreements as may be reasonably requested by Pubco that are consistent with the foregoing or that are necessary to give further effect thereto. The restrictions set forth herein shall not restrict the Sponsor from making a request for inclusion of its Restricted Securities in any registration statement pursuant to any registration rights agreement between Pubco and the Sponsor, provided that no public filing or public disclosure relating to such sale of securities is made during the Founder Shares Lock-Up Period.”

(e) Effective upon the Closing, Section 7 of the Original Agreement is hereby amended to add the following new subsections (d), (e) and (f):

“(d) If any Transfer is made or attempted contrary to the provisions of this Letter Agreement, such purported Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 7, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of the Sponsor (and any transferees and assigns thereof) until the end of the applicable Lock-up Periods.

(e) During the applicable Lock-up Periods, each certificate or book entry evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LETTER AGREEMENT, DATED AS OF AUGUST 12, 2024, AS AMENDED ON [●], 2025, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), AND THE ISSUER’S SECURITY HOLDERS NAMED THEREIN, AS AMENDED. A COPY OF SUCH LETTER AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, the Sponsor shall retain all of its rights as a stockholder of Pubco during the Founder Shares Lock-Up Period, including the right to vote any Restricted Securities.”

(f) Effective upon the Closing, Section 11 of the Original Agreement is hereby amended to add the following new sentence:

“Any reference to the term “including” (and with correlative meaning “include”) in the Letter Agreement means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”.”

3. Preferential Lock-Up. In the event that (a) any of the terms of the Lock-Up Agreement to be entered into by and between Pubco and Tether (the “Tether Lock-Up Agreement”) are amended in a manner that is more favorable to Tether than the terms of this Agreement, or (b) any waiver is granted pursuant to the Tether Lock-Up Agreement, Pubco will provide written notice thereof to the Sponsor, and if the Sponsor so elects, this Agreement will be amended consistent with the amendments to the Tether Lock-Up Agreement or such waiver will be deemed granted mutatis mutandis for this Agreement (as applicable).

4. Specific Performance. Each party hereto acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of the Letter Agreement by any party, money damages may be inadequate and the non-breaching parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of the Letter Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of the Letter Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under the Letter Agreement, at law or in equity.

5. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Letter Agreement in the Original Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment (or as the Letter Agreement may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Agreement, including paragraph 18 thereof.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its representative thereunto duly authorized this Amendment to Letter Agreement as of the date first above written.

The Company:

CANTOR EQUITY PARTNERS, INC.

By:
Name:
Title:

Sponsor:

CANTOR EP HOLDINGS, LLC

By:
Name:
Title:

Pubco:

TWENTY ONE CAPITAL, INC.

By:
Name:
Title:

[Signature Page to Insider Letter Amendment – Cantor Equity Partners, Inc.]